EXHIBIT 5.1


                           WEIL, GOTSHAL & MANGES LLP
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                               100 CRESCENT COURT
                                   SUITE 1300
                            DALLAS, TEXAS 75201-6950
                                 (214)746-7700
                              Fax: (214) 746-7777


                                 April 10, 1996



     United Stationers Inc.
     2200 East Golf Road
     Des Plaines, Illinois  60016

     Ladies and Gentlemen:

          We have acted as counsel to United Stationers Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offer and sale by certain stockholders of the Company listed under the caption "Selling Stockholders" in the Prospectus that is a part of the Registration Statement of up to 48,818 shares (the "Shares") of the Common Stock, $0.10 par value ("Common Stock"), of the Company, up to 758,993 shares (the "Nonvoting Shares") of Common Stock issuable upon the conversion of shares of Nonvoting Common Stock, $0.01 par value ("Nonvoting Common Stock"), and up to 1,468 shares (the "Warrant Shares") of Common Stock issuable upon the exercise of warrants (the "Warrants") to purchase shares of Common Stock.

          In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

          In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us




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     United Stationers Inc.
     April 10, 1996
     Page 2

     as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates of officers and representatives of the Company.

          Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1.   The Shares are validly issued, fully paid and nonassessable.

          2. The Nonvoting Shares, when issued by the Company upon conversion of the outstanding shares of Nonvoting Common Stock in accordance with the terms of the Company's Restated Certificate of Incorporation, as amended, will be validly issued, fully paid and nonassessable.

          3. The Warrant Shares, when issued by the Company upon the exercise of the Warrants and receipt by the Company of the exercise price therefor in accordance their terms, will be validly issued, fully paid and nonassessable.

          The opinions expressed herein are limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

                                   Very truly yours,

                                   /s/ Weil, Gotshal & Manges LLP


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